UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): May 31, 2024
PubMatic, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39748	20-5863224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
N/A
(Address of Principal Executive Offices) (Zip Code)
N/A
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PUBM	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 31, 2024, PubMatic, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, upon the recommendation of the Company’s board of directors, the Company’s stockholders approved a proposal to adopt an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) to include a provision that exculpates certain of its officers from monetary liability for breach of the duty of care in certain actions, as permitted by recently adopted amendments to Section 102(b)(7) of the Delaware General Corporation Law.
On June 3, 2024, the Company filed the Certificate of Amendment with the Delaware Secretary of State, and the Certificate of Amendment became effective on filing. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, there were present, in person or by proxy, holders of 38,672,906 shares of the Company’s Class A common stock and Class B common stock collectively, or approximately 77.32% of the total outstanding shares entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. The holders present voted on the four proposals presented at the Annual Meeting as follows:
Proposal One – Election of Directors
The Company’s stockholders approved the election of eight directors, each to serve for a one-year term expiring at the 2025 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan Daimler	94,715,067	10,135,622	8,372,592
Shelagh Glaser	104,035,211	815,478	8,372,592
Amar K. Goel	101,931,849	2,918,840	8,372,592
Rajeev K. Goel	104,000,714	849,975	8,372,592
Anton Hanebrink	104,643,385	207,304	8,372,592
Ramon Jones	104,155,624	695,065	8,372,592
Nick Mehta	104,589,357	261,332	8,372,592
Jacob Shulman	104,031,147	819,542	8,372,592

Proposal Two – Ratification of Appointment of Independent Registered Accounting Firm
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the year ending December 31, 2024 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,970,082	189,903	63,296	0

Proposal Three – Advisory Vote on the Compensation of the Named Executive Officers
The Company’s stockholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,010,019	1,805,222	35,448	8,372,592

Proposal Four – Proposed Amendment to the Company's Restated Certificate of Incorporation
The Company’s stockholders approved the Certificate of Amendment:

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,072,231	10,745,699	32,759	8,372,592

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBMATIC, INC.

Date: June 5, 2024	By:	/s/ Andrew Woods
Andrew Woods
General Counsel and Secretary